Exhibit 99.1

Bradley Pharmaceuticals, Inc. was founded in 1985 as a specialty pharmaceutical company and markets to niche physician specialties in the U.S. and 38 international markets. Bradley’s success is based upon strategically expanding from an Acquire, Enhance and Grow to an In-License, Develop and Bring to Market business model: In-license phase II and phase III drugs with long-term intellectual property protection; Develop these products and submit completed clinical studies to the FDA for NDA approvals and commercialization; Bring to Market these patent-protected brands to fill unmet needs and leverage Bradley’s marketing and sales expertise to increase shareholder value. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in therapies for dermatology and podiatry; Kenwood Therapeutics, providing gastroenterology, OB/GYN, respiratory and other internal medicine brands; and A. Aarons, which markets authorized generic versions of Doak and Kenwood therapies.

Important announcement: Bradley Pharmaceuticals will present at the Pointe Capital Small Cap Ideas Institutional Investor Conference, to be held at The Princeton Club of New York, 15 West 43rd Street, New York, NY, December 4, 2006, at 8:35 AM.

Bradley Pharmaceuticals will participate in a panel discussion at the RBC Capital Markets 2006 Healthcare Conference, to be held at The Westin New York at Times Square, New York, NY, December 13-14, 2006.

Bradley Pharmaceuticals will present at the Wachovia Securities Small and Mid-Cap Healthcare Conference, January 30, 2006, at 8:30 AM at the Langham Hotel in the Timberlay Room, Boston MA.

Bradley Pharmaceuticals will present at the Raymond James & Associates 28th Annual Institutional Investors Conference, to be held at the Hyatt Regency Grand Cypress in Orlando, FL, March 4-7, 2007.

For Immediate Release	Contact:	Anthony Griffo Investor Relations Bradley Pharmaceuticals, Inc. 973-882-1505, ext. 313

BRADLEY PHARMACEUTICALS
2006 THIRD QUARTER RESULTS

Fairfield, NJ — November 8, 2006 — BRADLEY PHARMACEUTICALS, INC. (NYSE: BDY) announced today that it has filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2006.

In the Form 10-Q, Bradley reported that Net Sales for the Quarter Ended September 30, 2006 were approximately $35.2 million, a decrease of $5.8 million, or 14%, over Net Sales for the Quarter Ended September 30, 2005. Also reported was that net income for the Quarter Ended September 30, 2006 amounted to $3.8 million, or $0.23 per share on a fully diluted basis, based upon approximately 16.5 million shares outstanding for the Quarter Ended September 30, 2006, as compared to earnings of $0.38 per share on a fully diluted basis, based upon approximately 18.2 million shares outstanding for the Quarter Ended September 30, 2005. Net income for the Quarter Ended September 30, 2006 includes a non-cash, share-based compensation charge of $776,000 ($665,000 after tax or $0.04 per share) related to the Company’s adoption, on January 1, 2006, of Statement of Financial Accounting Standards 123R, “Share-based Payments”, legal costs relating to the Settlement Agreement with Costa Brava Partnership III L.P. of $1,150,000 ($667,000 after tax or $0.04 per share) and proxy contest costs of $805,000 ($467,000 after tax or $0.03 per share).

Net Sales for the Nine Months Ending September 30, 2006 were approximately $107.1 million, an increase of $4.7 million, or 4.6%, over Net Sales for the First Nine Months 2005. Net Income for the First Nine Months 2006 amounted to $8.6 million, or $0.52 per share on a fully diluted basis, based upon approximately 16.5 million shares outstanding for the First Nine Months 2006, as compared to earnings of $0.53 per share on a fully diluted basis, based upon approximately 18.2 million shares outstanding for the First Nine Months 2005. Net income for the First Nine Months 2006 includes a non-refundable payment, included in research and development expense, of $5.0 million ($2.9 million after tax or $0.18 per share) under the Collaboration and License Agreement with MediGene AG and a non-cash, share-based compensation charge of $2,625,000 ($2,308,000 after tax or $0.14 per share) related to the Company’s adoption, on January 1, 2006, of Statement of Financial Accounting Standards 123R, “Share-based Payments”, legal costs relating to the Settlement Agreement with Costa Brava Partnership III L.P. of $1,150,000 ($667,000 after tax or $0.04 per share) and proxy contest costs of $805,000 ($467,000 after tax or $0.03 per share).

For more detailed information, please see Bradley’s filings, including its recently filed Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2006, by visiting www.bradpharm.com and clicking on the Investor Relations link, then on SEC Filings.

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

Bradley Pharmaceuticals Inc. invites you to participate in the Company’s Third Quarter 2006 Earnings Conference Call on Thursday, November 16, 2006 at 9 AM ET. To participate in the conference call, please dial 1-888-573-3046 approximately 10 minutes prior to the start of the call and enter ID# 1709589.

Playback of the conference call will be available after 1:00 PM ET by calling 1-800-642-1687 and entering reservation ID# 1709589. The call also will be available on our web page for 30 days.

Bradley Pharmaceuticals Safe Harbor for Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as sales and earnings estimates, other predictions of financial performance, timing of payments on indebtedness, launches by Bradley of new products, market acceptance of Bradley’s products, timing and repurchases of shares of common stock, and the achievement of initiatives to enhance corporate governance and long-term shareholder value. Forward-looking statements are based on Bradley’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control. These risks and uncertainties include Bradley’s ability to: estimate sales; comply with the restrictive covenants under its credit facility; refinance its credit facility, if necessary; access the capital markets on attractive terms or at all; favorably resolve the pending SEC informal inquiry and file required financial statements with the SEC in a timely manner; remediate its material weaknesses in its internal controls; maintain sales of its products; successfully acquire, develop, integrate, or sell new products, including POLYPHENON E® Ointment, Bio-E-Gel® (when and if approved by the FDA) and the products incorporating the delivery systems to be developed by Polymer Science; or effectively react to other risks and uncertainties described from time to time in Bradley’s SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action and shareholder derivative lawsuits), government regulation, stock price volatility and ability to achieve strategic initiatives to enhance long-term shareholder value. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley’s products or of any other competing products. In addition, actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.